WASHINGTON, DC  20549



                                 FORM 8-K
                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported):
                            April 23, 1998


                            CAMBEX CORPORATION
                           (Name of Registrant)



Massachusetts                   0-6933                   04-2442959
(State or other                 (Commission File         (I.R.S. Employer
jurisdiction of                 Number)                  Identification
incorporation)                                           Number)




                            360 Second Avenue
                            Waltham, MA  02154
                 (Address of principal executive offices)




                              (781) 890-6000
           (Registrant's telephone number, including area code)

ITEM 3.      BANKRUPTCY
             On April 23, 1998, the United States Bankruptcy Court, Eastern District of Massachusetts issued an order confirming the Company's reorganization plan. Under the terms of the reorganization plan, creditors will receive a full pay out over the next 36 months either in the form of all cash or a combination of cash and common stock. The maximum number of new shares to be issued under the plan is approximately 550,000 shares. As of April 4, 1998, the Company's assets and liabilities were $2,755,458 and $6,868,555.





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Cambex Corporation

By: /s/      Sheldon M. Schenkler
             Vice President of Finance and
             Chief Financial Officer




Date:  May 5, 1998
[S]                  [C]